Exhibit 10.09b

CERTAIN PORTIONS

HEREOF DENOTED WITH “[***]”

HAVE BEEN OMITTED

PURSUANT TO A REQUEST

FOR CONFIDENTIAL TREATMENT

AND HAVE BEEN FILED

SEPARATELY WITH THE

COMMISSION

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (this “Amendment”) is made this 1st day of December, 2006, by and between HULL POINT LLC, a Maryland limited liability company (“Landlord”) and Under Armour, Inc., a Maryland Corporation, formerly known as KP SPORTS, INC., a Maryland corporation (“Tenant”).

R.1. By that Office Lease dated March 29, 2002 by and between Landlord and Tenant, as amended by that First Amendment to Lease dated September 10, 2002 and that Second Amendment to Lease dated March 6, 2003 and that Third Amendment to Lease dated June 23, 2004 and that Fourth Amendment to Lease dated October 12, 2006 (collectively, the “Original Lease”), Landlord leased to Tenant those certain premises consisting of 31,880 rentable square feet of space on the third floor and 4,661 rentable square feet of space on the fourth floor, and 483 rentable square feet on the bridge of the Ivory Building, and 8,581 rentable square feet of space on the second floor of the Dawn Building (the “Original Premises”) located at Tide Point, 1020 Hull Street, Baltimore, Maryland 21230 (the Original Lease together with this Fifth Amendment are to referred collectively as the “Lease”).

R.2. Landlord and Tenant desire to amend the terms and conditions of the Original Lease to reflect an expansion of the Original Premises by 4,400 rentable square feet of space on the second floor bridge between the Ivory and Tide Buildings, as more particularly depicted on Exhibit A (referred to as the “Expansion Space”).

R.3. Landlord and Tenant desire to amend the Lease upon the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2. Amendments to Original Lease. The Original Lease is hereby amended as a follows:

2.1 Effective Date. The Effective Date for this Fifth Amendment shall be January 1, 2007.

2.2 Lease Term. The Original Lease currently expires on April 30, 2007. The Term for the Expansion Space shall be from January 1, 2007 to April 30, 2009.

2.3 Rent. Tenant shall pay Base Rent for the Expansion Space as follows:

Lease Year	Rent Per SF			Annual Amount

1/1/07-12/31/07	$	[	***]	$	[	***]

1/1/08-12/31/08	$	[	***]	$	[	***]

1/1/09-4/30/09	$	[	***]	$	[	***]

2.4 Delivery of Expansion Spaces. Landlord shall deliver the Expansion Space to the Tenant on January 1, 2007. As of the delivery date above, the definition of the term “Premises” shall include the Expansion Space, and the rentable square footage of the Premises shall be increased to 50,005. The Expansion Space shall be delivered to Tenant in broom clean condition. Tenant shall otherwise accept the Expansion Space on an “as-is” basis with no further warranties or representations from the Landlord, except that Landlord warrants that, to its knowledge, the Expansion Space is free of hazardous materials.

2.5 Base Year and Base Taxes. As of the Effective Date of this Fifth Amendment to Lease, the Base Operating Costs for the Expansion Space only shall mean Operating Costs incurred for the 2006 calendar year. If less than 95% of the rentable square feet in the Project is occupied by tenants or Landlord is not supplying services to 95% of the rentable square feet of the Project at any time during any calendar year (including the Base Year), then Operating Costs for such calendar year shall be an amount equal to the Operating Costs which would normally be expected to be incurred using reasonable projections and reasonable extrapolations from existing cost data had 95% of the Project’s rentable square feet been occupied and had Landlord been supplying services to 95% of the Project’s rentable square feet throughout such calendar year. Furthermore, if after the Base Year, the Landlord provides additional services or incurs cost items in a category not otherwise covered in Operating Costs as defined herein, the Base Operating Costs shall be increased in a manner as reasonably determined by Landlord to include such additional matter.

As of the Effective Date of this Fifth Amendment to Lease, Base Taxes for the Expansion Space only shall mean Taxes incurred for the state fiscal tax year beginning July 1, 2006 and ending June 30, 2007.

3. Parking. During the term of this Fifth Amendment to Lease for the Expansion Premises, Tenant shall have the non-exclusive right to use 13 additional on-site parking spaces. At Landlord’s request, Tenant shall provide license plate numbers for its employees and otherwise cooperate with Landlord’s management of the Parking Areas, which may include attended parking service. Tenant shall not be obligated to pay any Additional Rent for any such parking spaces.

4. Survival and Conflict. The Lease shall remain in full force and effect, fully binding on Landlord and Tenant and unmodified except as expressly provided herein. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall govern.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment on the date written first above.

LANDLORD:	HULL POINT LLC, a Maryland limited liability company

[illegible]	By:	/s/ J. Martin Lostner	(SEAL)
Witness	Name:	J. Martin Lostner
	Title:	Agent

TENANT:	UNDER ARMOUR, INC., a Maryland corporation

	By:	/s/ J. Scott Plank	(SEAL)
[illegible]	Name:	J. Scott Plank
Witness	Title:	Senior Vice President of Retail

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